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                                                                     Exhibit 5.1


                                 July 27, 1999


Global Imaging Systems, Inc.
3820 Northdale Boulevard, Suite 200A
Tampa, Florida  33624


Ladies and Gentlemen:

          We are acting as special counsel to Global Imaging Systems, Inc., a Delaware corporation (the "Company"), and to each of the Company's direct and indirect subsidiaries identified on Exhibit A attached hereto (collectively, the
                                    ---------
"Subsidiaries") in connection with their Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to $100,000,000 in aggregate principal amount of 10 3/4% Senior Subordinated Exchange Notes due 2007 which will be guaranteed by the Subsidiaries (the "Exchange Notes") in exchange for up to $100,000,000 in aggregate principal amount of the Company's outstanding 10 3/4% Senior Subordinated Notes due 2007 that are guaranteed by the Subsidiaries (the "Outstanding Notes"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S)229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on May 25, 1999 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          4. With respect to each corporate Subsidiary, the articles or certificate of incorporation of such Subsidiary, as certified by the Secretary of such Subsidiary on the date hereof as being complete, accurate, and in effect with the Secretaries of State of the respective states of incorporation of the Subsidiaries (and by the Clerk of the State Corporation Commission in the case of the Commonwealth of Virginia) as indicated on Exhibit A attached hereto.
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July 27, 1999
Page 2



          5. With respect to each corporate Subsidiary, the By-laws of such Subsidiary, as certified by the Assistant Secretary of such Subsidiary as of the date hereof as being complete, accurate and in effect.

          6. In the case of Global Operations Texas, L.P., the certificate of limited partnership of such Subsidiary, as certified by the general partner of such Subsidiary on the date hereof as being complete, accurate, and in effect with the Secretary of State of the State of Texas.

          7. The Partnership Agreement of Global Texas, L.P., as certified by the general partner of Global Texas, L.P. as of the date hereof as being complete, accurate and in effect.

          8. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on February 26, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance of the Exchange Notes and the exchange of the Exchange Notes for the Outstanding Notes, and all the transactions contemplated thereby.

          9. With respect to each corporate Subsidiary, certain resolutions of the board of directors and the shareholders of such Subsidiary adopted at a special meeting held on February 27, 1999 (except with respect to Daniel Communications, Inc. ("Daniel") and Lewan & Associates, Inc. ("Lewan"), certain resolutions of the board of directors and shareholders of Daniel and Lewan, respectively, adopted by unanimous written consent dated July __, 1999 and July __, 1999), as certified by the Assistant Secretary of such Subsidiary as of the date hereof as being complete, accurate and in effect, relating to the issuance of such Subsidiary's guarantee of the Company's obligations under the Exchange Notes and the exchange of the Exchange Notes and such Subsidiary's corresponding guarantee for the Outstanding Notes and such Subsidiary's existing guarantee, and all the transactions contemplated thereby.

          10. Certain resolutions of the general partner of Global Texas, L.P. adopted at a special meeting held on July 30, 1999, as certified by the Assistant Secretary of the general partner of Global Texas, L.P. as of the date hereof as being complete, accurate and in effect, relating to the issuance of Global Texas, L.P.'s guarantee of the Company's obligations under the Exchange Notes and the exchange of the Exchange Notes and Global Texas, L.P.'s guarantee for the Outstanding Notes and Global Texas, L.P.'s existing guarantee, and all the transactions contemplated thereby.
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July 27, 1999
Page 3


          11. The Indenture dated March 8, 1999 by and among the Company, the Subsidiaries, as guarantors, and the United States Trust Company of New York, as trustee, as amended, modified or supplemented through the date hereof (the "Indenture"), relating to the Outstanding Notes and the Exchange Notes.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable provisions of (i) the General Corporation Law of the State of Delaware, the Alabama Business Corporation Act, the Connecticut Business Corporation Act, the Florida Business Corporation Act, the Georgia Business Corporation Code, the Illinois Business Corporation Act, the Maine Business Corporation Act, the General Corporation Law of the State of Maryland, the Massachusetts Business Corporation Law, the Pennsylvania Business Corporation Law of 1988, the New Hampshire Business Corporation Act, the Business Corporation Law of the State of New York, the North Carolina Business Corporation Act, the Oregon Business Corporation Act, the Texas Revised Limited Partnership Act, the Virginia Stock Corporation Act, the Washington Business Corporation Act and the Colorado Business Corporation Act and (ii) the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivisions of the State of New York), and we express no opinion as to any laws, statutes, ordinances, rules or regulations not specifically referred to above (such as state securities or "blue sky" laws).

          For purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture or the guarantees.
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July 27, 1999
Page 4

          Based upon, subject to and limited by the foregoing, we are of the opinion that (i) following the effectiveness of the Registration Statement and receipt by the Company of the Outstanding Notes in exchange for the Exchange Notes as specified in the resolutions of the Board of Directors of the Company and (ii) assuming due execution, authentication, issuance and delivery of the Exchange Notes as provided in the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Company, and the guarantee of each Subsidiary will constitute a valid and binding obligation of such Subsidiary, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Notes or guarantees are considered in a proceeding at law or in equity).

          The opinion expressed in the immediately preceding paragraph shall be understood to mean only that (i) if there is a default in performance of an obligation, (ii) if a failure to pay or other damage can be shown and (iii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the paragraph above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,
                                    /s/ Hogan & Hartson L.L.P.
                                    --------------------------
                                    HOGAN & HARTSON L.L.P.
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                                   EXHIBIT A

                                 SUBSIDIARIES

                                                                                           Jurisdiction
                                  Name                                                    of Incorporation
                                  ----                                                    ----------------
American Photocopy Equipment Company of Pittsburgh......................................  Delaware
Berney, Inc.............................................................................  Alabama
Business Equipment Unlimited............................................................  Maine
Cameron Office Products, Inc............................................................  Massachusetts
Capitol Copy Products, Inc..............................................................  Delaware
Capitol Office Solutions, Inc...........................................................  Delaware
Carr Business Machines of Great Neck, Inc...............................................  New York
Centre Business Products, Inc...........................................................  Pennsylvania
Connecticut Business Systems, Inc.......................................................  Connecticut
Conway Office Products, Inc.............................................................  New Hampshire
Copy Service and Supply, Inc............................................................  North Carolina
COS Financial, Inc......................................................................  Maryland
Daniel Communication, Inc...............................................................  Alabama
Distinctive Business Products, Inc......................................................  Illinois
Duplicating Specialties, Inc............................................................  Oregon
Eastern Copy Products, Inc..............................................................  New York
Electronic Systems, Inc.................................................................  Virginia
Electronic Systems of Richmond, Inc.....................................................  Virginia
Global Imaging Finance Company..........................................................  Delaware
Global Imaging Operations, Inc..........................................................  Delaware
Global Operations Texas, L.P............................................................  Texas
Lewan & Associates, Inc.................................................................  Colorado
ProView, Inc............................................................................  North Carolina
Quality Business Systems, Inc...........................................................  Washington
Southern Business Communications, Inc...................................................  Georgia
Southern Copy Systems, Inc..............................................................  Alabama